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                   AMENDED AND RESTATED REVOLVING CREDIT NOTE

November 2, 1995                                                  $16,000,000.00
                                                            Knoxville, Tennessee


FOR VALUE RECEIVED, the undersigned, PLASTI-LINE, INC., a Tennessee corporation (the "Borrower"), promises to pay to the order of SUNTRUST BANK OF EAST TENNESSEE, N.A., successor by name change to Third National Bank of East Tennessee, a national banking association (the "Bank") at its main office in Knoxville, Tennessee, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of the United States of America, on April 30, 1996 (the "Termination Date"), the lesser of (i) principal sum of SIXTEEN MILLION DOLLARS ($16,000,000.00), or (ii) so much thereof as shall have been from time to time disbursed hereunder in accordance with that certain Revolving Credit and Term Loan Agreement dated as of April 12, 1995, by and between the Borrower and Bank, as amended by First Amendment of even date herewith (as hereinafter amended, supplemented or modified, the "Agreement"), and not theretofore repaid, as shown on the records of the Bank.

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of each disbursement until paid at such simple rates of interest per annum and upon such dates as provided for in the Agreement. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to Bank at its main office in Knoxville, Tennessee.

     This Amended and Restated Revolving Credit Note ("Note") evidences a revolving credit loan incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions. This note also evidences a refinancing of a certain Revolving Credit Note of the Borrower dated April 21, 1995, payable to the order of the Bank in the original principal amount of TEN MILLION DOLLARS (10,000,000.00), (the "Prior Note") and the extension of additional credit under the terms of the Agreement. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

This Note and the interest are secured by a Security Agreement dated as of November 2, 1995, relating property owned by the Borrower and its subsidiaries, and by several other collateral





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documents previously executed and executed in connection herewith, (such documents, the Agreement and all instruments now or hereafter evidencing or securing the indebtedness evidenced hereby being collectively referred to herein as the "Loan Documents"), and this Note is made pursuant to the Agreement and is subject to the provisions of the Loan Documents; the terms and conditions of all of such instruments are made a part hereof and shall control in the interpretation and enforcement of this Note, and reference is hereby made to all of such instruments for a description of the property, the nature and extent of the security, the rights of the holder of this Note with respect thereto and for the statement of additional terms and conditions under which the loan evidenced hereby was made and is to be repaid or its due date accelerated. This Note is included in the indebtedness referred to in the Loan Documents above, and is entitled to the benefits of those documents, but neither this reference to those documents nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note when due. Any default under any of the Loan Documents (after the expiration of any applicable grace or notice periods) shall constitute a default hereunder.

     Bank shall at all times following the occurrence of an Event of Default have a right of set-off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other indebtedness of Borrower to the Bank. The payment of any indebtedness evidenced by this Note prior to the Termination Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys' fees if collected by or through an attorney-at-law.

     Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of the Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement, and that such Advance was made and borrowed under the Agreement and, in the case of a Eurodollar Advance or a Cost of Funds Rate Advance, the Interest Period and rate applicable thereto. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding of Advances and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record on the account records the type or amount of any Advance shall not affect the obligation of the undersigned to repay





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such amount together with interest thereon in accordance with this Note and the
Agreement.

     Upon the existence or occurrence of any Event of Default as defined in the Agreement, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement.

     This Note is not intended to, and will not, effect a novation of the Prior Note, and this Note shall be entitled to the same benefit (and priority) of the Loan Documents; and the lien of the Loan Documents is not intended to be released, altered or changed in any manner except as specifically stated herein or in the documents executed by the Borrower and the Lender in connection with this Note.

     Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Tennessee. Time is of the essence of this Note.

     It is the intention of the Bank and Borrower to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall Bank ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such charges in an amount which, but for this provision, would be excessive interest, such excess shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to Borrower, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which the Bank may lawfully charge under applicable law from time to time in effect, Borrower and Bank shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between Bank and Borrower that operates to bind, obligate, or compel Borrower to pay interest in excess of such maximum rate shall be construed to require the payment of maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between Bank and Borrower that is in conflict with the provisions of this paragraph.





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     PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officers and its corporate seal affixed hereto as of the day and year first above written.


                                                PLASTI-LINE, INC.

                                                By: /s/ Mark Deuschle
                                                    ----------------------------
                                                    Title: VP - Finance
                                                           ---------------------




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